Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Prospector Sponsor LLC

Address of Joint Filer:	c/o Prospector Capital Corp.
1250 Prospect Street, Suite 200
La Jolla, CA 92037

Relationship of Joint Filer to Issuer:	10% Owner, Director by Deputization

Issuer Name and Ticker or Trading Symbol:	Prospector Capital Corp. [PRSR]

Date of Event Requiring Statement:
(Month/Day/Year):	01/07/2021

Name of Joint Filer:	Derek Aberle

Address of Joint Filer:	c/o Prospector Capital Corp.
1250 Prospect Street, Suite 200
La Jolla, CA 92037

Relationship of Joint Filer to Issuer:	Chief Executive Officer, Director

Issuer Name and Ticker or Trading Symbol:	Prospector Capital Corp. [PRSR]

Date of Event Requiring Statement:
(Month/Day/Year):	01/07/2021

Name of Joint Filer:	Nick Stone

Address of Joint Filer:	c/o Prospector Capital Corp.
1250 Prospect Street, Suite 200
La Jolla, CA 92037

Relationship of Joint Filer to Issuer:	Chief Financial Officer, Director

Issuer Name and Ticker or Trading Symbol:	Prospector Capital Corp. [PRSR]

Date of Event Requiring Statement:
(Month/Day/Year):	01/07/2021

Name of Joint Filer:	Steve Altman

Address of Joint Filer:	c/o Prospector Capital Corp.
1250 Prospect Street, Suite 200
La Jolla, CA 92037

Relationship of Joint Filer to Issuer:	Chairman

Issuer Name and Ticker or Trading Symbol:	Prospector Capital Corp. [PRSR]

Date of Event Requiring Statement:
(Month/Day/Year):	01/07/2021